                                                                    Exhibit 5(b)

Application to IL Annuity and Insurance Company
A Member of the Indianapolis Life Group of Companies

(Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.)
CWA:             POLICY#

A.               ANNUITANT

Last Name        First Name       Middle or Initial

Residence Address         City    State    Zip     County

Billing Address (If Different)    City     State   Zip      County

Issue Age        Sex      Birth Date       Soc. Sec. or Tax No.     Phone
                                                                    Number

        /        /       (        )

B.               ANNUITY

Plan             Amount   Annuity Start Date       Annuity Start Age
                 $    /   /
Is the annuity applied for intended to replace or change another annuity or life insurance policy?
                 NO       YES     Company Name     Policy #

                 If required, replacement forms must accompany this
                 application.
Non-Qualified-Do Not Complete Part C.      Qualified- Complete Entire
                                           Application.
Single Premium Immediate Annuity:          Life Only        Life    Yrs.
                                                                    Certain
                 Joint & Survivor

C.               QUALIFIED RETIREMENT PLANS

PENSION PLAN:    Corporate        HR-10
TYPE:            Defined Benefit  Target Benefit   Money Purchase
                 Simplified Employee Pension       Profit Sharing   401(K)
Exact Name of Plan        Plan Effective Date
      /        /
Trustee

Plan Mailing Address      City    State    Zip     County

INDIVIDUAL PLAN:          Tax Sheltered Annuity (403b)      Individual
                                                            Retirement
Annuity          Other
         IRA Rollover
         IRA Transfer
VAN-APP-95 R11/95

D.               BILLING

PAYOR ( If other than Annuitant)
PREMIUMS PAYABLE:         Single Premium   Annual  Semi-Annual
Premium Amount   Quarterly        Monthly
BILLING FORM:    Check-O- Matic   Premium Notice   List Bill

E.               OWNER/BENEFICIARY

OWNER (If other than Annuitant)
Address          City     State   Zip      County

Date of Birth      Soc. Sec. or Tax No.            Relationship to Annuitant

CONTINGENT OWNER

Soc. Sec or Tax No.       Relationship to Annuitant

PRIMARY BENEFICIARY FOR DEATH BENEFIT
(Print full name, date of birth, relationship and date of trust if applicable.)

CONTINGENT BENEFICIARY

F.               PREMIUM ALLOCATION (must equal 100%)

IL ANNUITY AND INSURANCE COMPANY
                 Fixed Account

ALGER AMERICAN FAMILY OF FUNDS
                 Midcap Growth Portfolio
                 Small Capitalization Portfolio

FIDELITY FAMILY OF FUNDS
                 Asset Manager Portfolio
                 Contrafund Portfolio
                 Index 500 Portfolio
                 Investment Grade Bond Portfolio
                 Equity-Income Portfolio
                 Growth Portfolio
                 Money Market Portfolio

OCC ACCUMULATION TRUST FAMILY OF FUNDS
                 Managed Portfolio
                 Small Cap Portfolio

T. ROWE PRICE FAMILY OF FUNDS
                 Limited- Term Bond Portfolio
                 International Stock Portfolio

VAN ECK WORLDWIDE FAMILY OF FUNDS
                 Gold and Natural Resources Portfolio
                 Worldwide Balanced Portfolio

G.               CHOICES

                 1.       Withdrawal Charges

                                  Date of Issue Withdrawal Charge Option
                                  Date of Premium Payment Withdrawal Charge
Option

                 2. If initial Premium Payment is $100,000 or more, Annual Free Withdrawals:
                                  Cumulative 10% Option
                                  Earnings Option

                 3.       Death/Living Benefits:
                                  Guaranteed Maturity Benefit Option
                                  Enhanced Death Benefit Option

H.               DOLLAR COST AVERAGING (VARIABLE ONLY)*

Transfer from:   beginning on     (Date may not be the 29th, 30th or 31st) to:
                 Account  Amount
                 Transfer Mode:   Monthly  Quarterly

I.               AUTOMATIC ACCOUNT BALANCING (VARIABLE ONLY)*
                 YES      NO
                 If yes, automatic account balancing mode: Monthly Quarterly Allocations are based on the current premium allocation

* DOLLAR COST AVERAGING AND AUTOMATIC ACCOUNT BALANCING WILL REDUCE THE GUARANTEED MATURITY BENEFIT. SEE THE PROSPECTUS OR CONTRACT FOR DETAILS.

J. INTEREST SWEEP FROM FIXED ACCOUNT (VARIABLE ONLY) Please transfer interest earned in my Fixed Account to:
                 Account  Percentage

K.               TELEPHONE TRANSFER AUTHORIZATION

                 I (we) hereby authorize and direct IL Annuity and Insurance Company to accept telephone instructions from me (us) to make transfers from Variable Account to Variable Account, change the allocation of future investments, change interest sweep, automatic account balancing, or dollar cost averaging options and/or request partial withdrawals. This authorization is subject to the terms and provisions in the contract and prospectus. IL Annuity will not be held liable for any loss, liability, cost or expense for acting on the telephone instructions. IL Annuity's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to the correction of the allocations on a current basis. For partial surrenders, IL Annuity's sole responsibility is to send a check to the Owner's address or wire the proceeds to the Owner's account at a commercial bank or to the Owner's account at a member firm of a national securities exchange.


L.               ACKNOWLEDGEMENT

By signing below, the Owner understands that:

A. The annuity value may increase or decrease depending on the contract's investment results;

B. The minimum cash value of the variable account is not guaranteed;

C. This annuity is a long-term commitment to meet insurance and financial goals;

D. The variable annuity applied for is not unsuitable for the Owner's insurance investment objectives, financial situation and needs; and

E.  The Owner acknowledges receipt of the most recent prospectus.

NOTICE: The Owner agrees that to the best of his/her knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of IL Annuity's rights or requirements. If IL Annuity makes a change in the space designated "Do not write in this space" in order to correct any apparent error or omissions, it will be approved by acceptance of this contract; however, any material changes must be accepted in writing by the Owner.

I have read and understand the Acknowledgement and Notice. Please send Statements of Additional Information.

M.               SIGNATURES

Dated at         this     day of
(X)              (X)

                 Signature of Proposed Annuitant   Signature of Joint Owner (If
                 applicable)
(X)              (X)
                 Signature of Owner (If other than Annuitant)       Signature
                 of Registered Rep/Agent
(X)              (X)
                 Printed Name of Broker-Dealer     Printed Name of Registered
                 Rep/Agent


VAN-APP-95 R11/95

Registered Representative/Agent Certification

By signing above the Registered Representative/Agent certifies that:

a. The questions contained in this application were asked of the Owner and the answers duly recorded, that this application is complete and true to the best of my knowledge and belief: and

b. I am an NASD-registered representative and am state-licensed for variable annuity contracts where this application is written and delivered; and

c. To the best of my knowledge and belief, the annuity applied for does not involve replacement of life insurance or annuities. If replacement is involved, submit Replacement Statement(s) if required.

DO NOT WRITE IN THIS SPACE

REGULAR MAIL
IL Annuity and Insurance Company
xxxxxxxxxxxxx
xxxxxxxxxxxxxxxx

OVERNIGHT MAIL
xxxxxxxxxxxxxxxxx
c/o IL Annuity and Insurance Company

xxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxx

A Member of the Indianapolis Life Group of Companies
VAN-APP-95 R11/95